SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2016

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

To the extent disclosure is required under this Item, Item 5.02(e) of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02(e)	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2016, CareDx, Inc. (the “Company”) entered into a separation agreement with Ken Ludlum (the “Separation Agreement”). Pursuant to the Separation Agreement, (i) Mr. Ludlum’s employment will terminate on June 1, 2016 (the “Separation Date”), (ii) Mr. Ludlum will remain on payroll at 100% of his current monthly salary (or, gross payment of $27,083.33) for each of April 2016 and May 2016 and (iii) Mr. Ludlum’s stock options and equity awards will cease vesting on the Separation Date.

The above description is qualified in its entirety by the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated fully herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement by and between CareDx, Inc. and Ken Ludlum, dated April 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: April 22, 2016

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between CareDx, Inc. and Ken Ludlum, dated April 22, 2016